UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in Board of Directors and Filling of Vacancies

On January 23, 2024, the Board of Directors (the “Board”) of Horizon Bancorp, Inc. (the “Company”) increased the size of the Board from 12 to 13 members by increasing the Board Class of 2025 from 3 to 4 members. In addition, on January 23, 2024, the Board elected Kevin W. Ahern and Brian W. Maass to serve as directors of the Company to fill the vacancies in the Board Class of 2025, effective immediately. Each of these two new directors will serve for an initial term expiring at the 2025 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Kevin W. Ahern

On January 23, 2024, the Board also appointed Kevin W. Ahern to serve on the Asset Liability Committee of the Board and the Wealth Management Committee of the Board, effective immediately.

Mr. Ahern, 60, is a co-founder and Managing Partner of Brush Creek Partners, a private investment vehicle focused on making investments in operating companies in the specialty finance, banking and financial services, manufacturing, distribution, media, and business and consumer services sectors. He also actively provides consulting and advisory services to a number of banking and wealth management organizations by way of Colorow Capital Partners, a strategic advisory and consulting company.

The Board has determined that Mr. Ahern is an “independent” director under the Company’s Board Responsibilities and Guidelines and the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Ahern will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s most recent proxy statement filed with the SEC on March 17, 2023.

There are no arrangements between Mr. Ahern and any other person pursuant to which Mr. Ahern was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Ahern has a material interest.

Brian W. Maass

On January 23, 2024, the Board also appointed Brian W. Maass to serve on the Audit Committee of the Board and the Asset Liability Committee of the Board, effective immediately.

Mr. Maass, 50, has held executive roles with TCF Financial, (2012-2021) in Minneapolis, MN (now Huntington Bank), including serving as Executive Vice President, Chief Financial Officer for over five years.

The Board has determined that Mr. Maass is an “independent” director under the Company’s Board Responsibilities and Guidelines and the listing standards of Nasdaq, as well as the applicable rules promulgated by the SEC, and that he meets the additional independence requirements of Nasdaq with respect to members of the Audit Committee.

As a non-employee director, Mr. Maass will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s most recent proxy statement filed with the SEC on March 17, 2023.

There are no arrangements between Mr. Maass and any other person pursuant to which Mr. Maass was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Maass has a material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2024	HORIZON BANCORP, INC.

		By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer

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